UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

January 30, 2014 (January 28, 2014)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 28, 2014, Magnum Hunter Resources Corporation (“Magnum Hunter”) and certain of its affiliates (collectively, the “Company”) closed on the sale of certain of the Company’s oil and gas properties and related assets in the Eagle Ford Shale in South Texas to New Standard Energy Texas LLC (“NSE Texas”), a Texas limited liability company and wholly-owned subsidiary of New Standard Energy Limited (“NSE”), an Australian Securities Exchange-listed Australian company. The sale was made pursuant to the Purchase and Sale Agreement (the “PSA”), dated January 21, 2014, among the Company, NSE Texas and NSE. Magnum Hunter previously reported the entry by the parties into the PSA pursuant to a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 23, 2014.

The divested properties and assets consisted primarily of approximately 5,182 net leasehold acres in Atascosa County, Texas and working interests in five horizontal wells that produced an aggregate of approximately 300 BOE/d (gross) at December 1, 2013, four of which wells were operated by the Company (the “Eagle Ford Assets”). The effective date of the sale was December 1, 2013. As consideration for the Eagle Ford Assets, the Company received aggregate purchase price consideration of U.S. $15 million in cash (before taking into account customary purchase price adjustments) and 65,650,000 ordinary shares of NSE valued, for purposes of the calculation of the purchase price, at approximately U.S. $9,500,000. The final determination of the customary adjustments to the purchase price will be made by the parties approximately 120 days after closing.

In connection with the closing of the sale, Shale Hunter, LLC, a subsidiary of Magnum Hunter (“Shale Hunter”), and NSE Texas entered into the previously negotiated Transition Services Agreement (the “TSA”). The TSA provides that, during a specified transition period, Shale Hunter will provide NSE Texas with certain transitional services relating to the Eagle Ford Assets for a predetermined amount of fees, as set forth in the TSA.

The foregoing descriptions of the PSA and the TSA do not purport to be complete and are qualified in their entirety by reference to the complete texts thereof, copies of which are filed herewith as, respectively, Exhibits 2.1 and 10.1 and incorporated herein by reference.

Upon and as a result of the closing of the sale of the Eagle Ford Assets on January 28, 2014, the borrowing base under Magnum Hunter’s asset-based, senior secured revolving credit facility maturing April 13, 2016 was automatically reduced by $10 million to $232.5 million as of the closing pursuant to the terms of Magnum Hunter’s Third Amended and Restated Credit Agreement, dated as of December 13, 2013, by and among Magnum Hunter, as borrower, certain of its subsidiaries, as guarantors, Bank of Montreal, as administrative agent, the lenders party thereto and the agents party thereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of Magnum Hunter under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated January 21, 2014, among Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd., New Standard Energy Texas LLC and New Standard Energy Limited (incorporated by reference from the Registrant's Current Report on Form 8-K filed on January 23, 2014)*

10.1	Transition Services Agreement, dated January 28, 2014, between Shale Hunter, LLC and New Standard Energy Texas LLC

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 30, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated January 21, 2014, among Shale Hunter, LLC, Magnum Hunter Resources Corporation, Magnum Hunter Production, Inc. and Energy Hunter Partners 2012-A Drilling & Production Fund, Ltd., New Standard Energy Texas LLC and New Standard Energy Limited (incorporated by reference from the Registrant's Current Report on Form 8-K filed on January 23, 2014)*

10.1	Transition Services Agreement, dated January 28, 2014, between Shale Hunter, LLC and New Standard Energy Texas LLC

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.